UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2025

AMERICAN BATTERY MATERIALS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 West Putnam Ave., Suite 400
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BLTH	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

American Battery Materials, Inc. (the “Company”)

January 24, 2025

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On January 16, 205, we filed a Certificate of Amendment with the Secretary of State of Delaware to effect a reverse stock split of the issued and outstanding shares of our common stock at a ratio of one share for every 5 shares outstanding prior to the effective date of the reverse stock split. The reverse stock split became effective on January 24, 2025. The total number of authorized shares of common stock was reduced from 4,500,000,000 shares to 100,000,000 shares. The par value of the class Common Stock will remain the same at $0.001 per share. The 10,000,000 authorized shares of the Corporation’s preferred stock, par value $0.001 per share will not change.

Each shareholder’s percentage ownership interest in our company and the proportional voting power remains unchanged after the reverse stock split, except for minor changes and adjustments resulting from rounding up of fractional interests. The rights and privileges of the holders of our common stock are unaffected by the reverse stock split.

A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.7.

On January 24, 2025, we issued a press release announcing the reverse stock split was effective as of January 24, 2025. The full text of the press release is furnished as Exhibit 99.1 to this current report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
3.7	Certificate of Amendment of the Certificate of Incorporation filed with the Delaware Secretary of State on January 16, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY MATERIALS INC.

Date: January 24, 2025	By:	/s/ David E. Graber
David E. Graber
Chief Executive Officer

3